SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): July 3, 2008
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey 08543
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

ITEM 8.01.  Other Events

This Form 8-K is being filed for the purpose of providing, in one document, a description of the common stock of Church & Dwight Co., Inc.  In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in Section G.99 and H.29 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), we intend to incorporate by reference the description of our common stock set forth below into future registration statement filings that we make under the Securities Act of 1933 on Form S-3 and Form S-8 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under the Securities Exchange Act of 1934.

DESCRIPTION OF COMMON STOCK

The following summary is qualified in its entirety by reference to our restated certificate of incorporation, as amended, by-laws and stockholder rights plan, which will be filed as exhibits to the registration statement into which this summary is incorporated by reference or as exhibits to documents filed under the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.  The terms of the common stock also may be affected by the General Corporation Law of the State of Delaware.

Our authorized common stock consists of 300 million shares of common stock, $1.00 par value.  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution.  Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities.  There are no redemption or sinking fund provisions applicable to our common stock.

Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Charter Provisions

Our restated certificate of incorporation includes a number of provisions that were designed to help assure that all of our stockholders will be treated similarly if certain kinds of business combinations are effected.  However, these provisions may make it more difficult to accomplish certain transactions that are opposed by the incumbent board of directors and that could be beneficial to stockholders.  Delaware law and these provisions of our restated certificate of incorporation may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the trading price of our common stock.

Our restated certificate of incorporation provides that special meetings of stockholders may be called only by a majority of the directors then in office or by the Chief Executive Officer.  Our restated certificate of incorporation also authorizes our board of directors to issue preferred stock that may have voting rights and, if convertible into common stock, could increase the number of shares of common stock outstanding.

Additionally, our restated certificate of incorporation:

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provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing;

•	provides for a classified board of directors;

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provides that directors may be removed only for cause, and, if so removed, may be replaced by stockholders at the meeting at which such removal is effected by the affirmative vote of holders of at least two-thirds of the shares of our stock entitled to vote for the election of directors; otherwise, the Board of Directors will fill the vacancy; and

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provides that the authorized number of directors may be changed only by a resolution adopted by a majority of the entire board of directors, which is based on the total number of director positions, including vacant positions, and that the board may appoint new directors to fill any newly created directorships.

These additional provisions may be amended only by the affirmative vote of holders of two-thirds of the shares of our stock entitled to vote generally on the election of directors.

In addition, our restated certificate of incorporation provides that stockholders must give us advance notice, at least 120 days prior to the anniversary of the mailing of last year's proxy materials, of a proposed nominee for director or of any business to be brought by a stockholder before a stockholders' meeting.  The notice must contain specified information.

Our restated certificate of incorporation also provides that the following transactions require the affirmative vote of holders of at least two-thirds of the shares of our stock entitled to vote generally on the election of directors, unless the transaction has been approved by two-thirds of the directors then in office (in which case approval by holders of a majority of the votes cast by holders entitled to vote on the matter is sufficient):

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the merger or consolidation with any other corporation, other than a merger or consolidation with a wholly-owned direct or indirect subsidiary in which we are the surviving corporation and all of our stockholders retain the same proportional voting and equity interest which they had in us prior to the consummation of the transaction; or

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any sale, lease, exchange or other disposition other than in the ordinary course of business to another entity or person of assets in excess of 25% of the value of our gross assets on a consolidated basis at the time of the transaction.

Stockholder Rights Plan

Under our stockholder rights plan, a right to purchase our Junior Participating Cumulative Preferred Stock attaches to each outstanding share of our common stock.  Until they become exercisable, the rights trade together with our common stock.  The rights become exercisable ten business days following the occurrence of one of the following events:

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a public announcement is made by us or an “Acquiring Person,” or a notice is provided by such person to us that the person has become an Acquiring Person.  An “Acquiring Person” is a person or group of persons who have acquired 20% or more of our outstanding common stock, and the time of the public announcement or notice is referred to as the “Stock Acquisition Time”;

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the earlier of commencement of, or public announcement of the intention of a person to commence, a tender or exchange offer, for an amount of our common stock which, together with shares already owned by such person, constitutes 20% or more of our outstanding common stock;

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a person (including affiliates and associates of such person) becomes beneficial owner of an amount of our outstanding common stock determined by the board of directors to be substantial (at least 10%) and a majority of the non-officer members of the board determines that the person’s beneficial ownership is intended to cause us to repurchase the person’s shares or take other specified actions where the board determines that the best long-term interests of us or our stockholders would not be served by taking such actions at that time, or is causing or is reasonably likely to cause a material adverse impact on our business or prospects.  A person subject to such a determination is referred to as an “Adverse Person.”

Upon the rights becoming exercisable, if a person has become an Acquiring Person or an Adverse Person, all holders of rights except such Acquiring Person or Adverse Person will have the right to receive, upon exercise of a right at the then-current exercise price, a specified number of shares of common stock generally worth two times the exercise price.  If, after the Stock Acquisition Time, we are acquired in a merger or other specified business combination transaction, or if specified portions of our assets or earning power is acquired, holders of rights generally may purchase common stock of the other party at a similar discount.  The rights are redeemable by us under certain circumstances at a redemption price of $.01 per right.  The rights will expire on September 13, 2009, unless previously redeemed.

The ability of the stockholders other than the acquiring person or group to purchase additional shares at a discount, among other provisions in the stockholder rights plan, could cause an unapproved takeover to be much more expensive to a potential acquirer, resulting in a strong incentive for the potential acquirer to negotiate with our board of directors to redeem the rights or approve the transaction, rather than pursue a hostile strategy.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation.  Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder.  The term “business combination” is broadly defined to include mergers, consolidations, sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interest stockholder.  Under Section 203, an interested stockholder generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.

This prohibition is effective unless:

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the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

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upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

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at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were stockholders before we became subject to Section 203.

Limitation on Liability and Indemnification Matters

Our Restated Certificate of Incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in those cases where liability is mandated under the Delaware General Corporation Law.  In addition, our Restated Certificate of Incorporation provides for indemnification, to the fullest extent permitted by the Delaware General Corporation law, of every person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is, or was a director, officer, employee or agent of ours or is or was serving at our request in one of the same capacities for another enterprise, against all expense, liability and loss reasonably incurred or suffered by such person in connection with the action, suite or proceeding.  Provisions having the same general effect also are included in our By-laws.

Transfer Agent and Registrar

Computershare Trust Company, Inc. serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CHD.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	July 3, 2008	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer